                                                                 EXHIBIT (R)(1)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY JANE B. FORTIN, MALLARY REZNIK, MANDA GHAFERI AND JENNIFER POWELL, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

REGISTRANT NAME                                      FILE NOS.
Variable Separate Account           333-185778 333-185791 333-185838 333-185815
811-03859                           333-185780 333-185840 333-185800 333-185816
                                    333-185784 333-185797 333-185837 333-185788
                                    333-185762 333-185798 333-185831 333-185786
                                    333-185787 333-185799 333-185818 333-185808
                                    333-185775 333-185801 333-185820
Variable Annuity Account One        333-185802
811-04296
Variable Annuity Account Two        333-185821
811-08626
Variable Annuity Account Four       333-185803
811-08874
Variable Annuity Account Five       333-185793 333-185826 333-185814 333-185813
811-07727                           333-185804 333-185822 333-185809
                                    333-185829 333-185824 333-185811
                                    333-185825 333-185828 333-185810
Variable Annuity Account Seven      333-185790 333-185795 333-185807 333-185832
811-09003                           333-185794 333-185806
Variable Annuity Account Nine       333-185834 333-185835 333-185841 333-185842
811-21096
AGL Separate Account A              033-44745  033-44744
811-01491
AGL Separate Account VL-R           333-151576 333-80191  333-129552 333-137817
811-08561                           333-146948 333-53909  333-109613 333-143072
                                    333-43264  333-42567  333-90787  333-144594
                                    333-82982  333-103361 333-65170  333-153093
                                    333-89897  333-118318 333-87307  333-153068
AGL Separate Account VUL            333-102301
811-05794
AGL Separate Account VUL-2          333-102300 333-102299
811-06366
AGL Separate Account I              333-185785 333-185839 333-185817 333-185823
811-05301                           333-185819 333-185827 333-185836 333-185805
                                    333-185789 333-185843 333-185796 333-185785
AGL Separate Account II             333-185761 333-185812 333-185830
811-04867                           333-185833 333-185782
AGL AG Separate Account A           333-185844 333-185792
811-08862
AG Separate Account D               333-25549  002-49805  333-81703  333-40637
811-02441                           033-43390  333-109206 333-70667  033-57730
AGL Separate Account VA-1           333-102302
811-07781
AGL Separate Account VA-2           333-102303
811-01990

                                  AGL POA - 1

                               POWER OF ATTORNEY

Signature            Title                                      Date
---------            -----                                      ----

JAY S. WINTROB       Chairman of the Board, President and
-------------------- Chief Executive Officer
JAY S. WINTROB                                                  April 28, 2014

THOMAS J. DIEMER     Director, Senior Vice President and
-------------------- Chief Risk Officer
THOMAS J. DIEMER                                                April 28, 2014

JEFFREY M. FARBER    Director
--------------------
JEFFREY M. FARBER                                               April 28, 2014

MARY JANE B. FORTIN  Director, Executive Vice President and
-------------------- Chief Financial Officer
MARY JANE B. FORTIN                                             April 28, 2014

DEBORAH A GERO       Director, Senior Vice President and
-------------------- Chief Investment Officer
DEBORAH A. GERO                                                 April 28, 2014

JANA W. GREER        Director and President - Individual
-------------------- Retirement
JANE W. GREER                                                   April 28, 2014

STEPHEN A. MAGINN    Director, Senior Vice President and
-------------------- Chief Distribution Officer
STEPHEN A. MAGINN                                               April 28, 2014

JAME A. MALLON       Director and President - Life and
-------------------- Accident & Health
JAMES A. MALLON                                                 April 28, 2014

JONATHAN J. NOVAK    Director and President - Institutional
-------------------- Markets
JONATHAN J. NOVAK                                               April 28, 2014

CURTIS W. OLSON      Director and President - Group Benefits
--------------------
CURTIS W. OLSON                                                 April 28, 2014

STEVEN D. ANDERSON   Vice President and Controller
--------------------
STEVEN D. ANDERSON                                              April 28, 2014

                                  AGL POA - 2